Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016 www.dlapiper.com T 480.606.5100 F 480.606.5101
December 21, 2022
Hagerty, Inc.
121 Drivers Edge
Traverse City, Michigan 49684
Re:    Registration Statement on Form S-3
Dear Ladies and Gentlemen:
We have acted as counsel for Hagerty, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of Post-Effective Amendment No. 2 to the Company’s Form S-1 Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), converting the Registration Statement into a registration statement on Form S-3, and relating to the registration of (a) the resale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of up to 74,546,184 shares (the “Selling Securityholder Shares”) of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), (b) the issuance by the Company of up to 5,750,000 shares of Class A Common Stock (the “Public Warrant Shares”) issuable upon the exercise of the warrants (the “Public Warrants”) contained in the units issued in the initial public offering of Aldel Financial Inc. (“Aldel”), (c) the issuance by the Company and resale by certain Selling Securityholders of up to (i) 12,669,300 shares of Class A Common Stock (the “PIPE Warrant Shares”) upon exercise of the warrants (the “PIPE Warrants”) that were issued to certain qualified institutional buyers and accredited investors pursuant to subscription agreements dated as of August 17, 2021, (ii) 1,300,000 shares of Class A Common Stock (the “OTM Warrant Shares”) upon exercise of the warrants (the “OTM Warrants”) originally issued to Aldel Investors LLC and FG SPAC Partners LP in a private placement in connection with Aldel’s initial public offering, (iii) 257,500 shares of Class A Common Stock (the “Private Placement Warrant Shares”) upon exercise of the warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with Aldel’s initial public offering, (iv) 28,750 shares of Class A Common Stock (the “Underwriter Warrant Shares”, and, together with the Public Warrant Shares, the PIPE Warrant Shares, the OTM Warrant Shares and the Private Placement Warrant Shares, the “Warrant Shares”) upon exercise of the warrants (the “Underwriter Warrants”, and, together with the Public Warrants, the PIPE Warrants, the OTM Warrants and the Private Placement Warrants, the “Warrants”), originally issued to ThinkEquity LLC in connection with Aldel’s initial public offering, (v) 251,033,906 shares of Class A Common Stock (the “SPAC Exchange Shares”) issuable upon exchange of shares of Class V common stock, par value $0.0001 per share (the “Class V Common Stock”), of the Company and units in The Hagerty Group, LLC (the “OpCo Units” and collectively, with the Class V Common Stock, the “SPAC Units”) in accordance with the Amended and Restated Exchange Agreement, dated as of March 23, 2022, among the Company, The Hagerty Group, LLC, Hagerty Holding Corp. and Markel Corporation (the "SPAC Unit Exchange Agreement”), and (vi) 4,724,560 shares of Class A Common Stock (the “BAG Exchange Shares,” and, together with the SPAC Exchange Shares, the “Exchange Shares”) issuable upon exchange of OpCo Units (the “BAG Units”, and, together with the SPAC Units, the “Exchange Units”) in accordance with the Contribution and Exchange Agreement dated August 9, 2022, by and among the Company, The Hagerty Group, LLC and certain former stockholders of the Broad Arrow Group, Inc. (the “BAG Unit Exchange Agreement”, and, together with the SPAC Unit Exchange

Hagerty, Inc. December 21, 2022 Page Two
Agreement, the “Exchange Agreements”), and (d) the resale by certain Selling Securityholders of up to 12,669,300 PIPE Warrants, 1,300,000 OTM Warrants, 257,500 Private Placement Warrants, and 28,750 Underwriter Warrants.
The Public Warrants, the Private Placement Warrants, the OTM Warrants and the Underwriter Warrants were issued pursuant to the Warrant Agreement, dated as of April 8, 2021 (the “April Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The PIPE Warrants were issued pursuant to the Warrant Agreement, dated as of December 2, 2021 (the “December Warrant Agreement” and, together with the April Warrant Agreement, the “Warrant Agreements”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent.
We have examined the Registration Statement, including the exhibits thereto, the Company’s Third Amended and Restated Certificate of Incorporation, dated December 2, 2021 (the “Certificate of Incorporation”), the Company’s Amended and Restated Bylaws (the “Bylaws”), dated December 2, 2021, the April Warrant Agreement, the December Warrant Agreement, the SPAC Unit Exchange Agreement, the BAG Unit Exchange Agreement, the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Warrant Agreements, the Exchange Agreements and the issuance of the Warrants, the Warrant Shares, the Exchange Shares and the Selling Securityholder Shares by the Company, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied as to certain matters on information obtained from public officials and officers of the Company.
In rendering the opinions set forth below, we have assumed that (a) all information contained in all documents reviewed by us is true and correct; (b) all signatures on all documents examined by us are genuine; (c) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (d) each natural person signing any document reviewed by us had the legal capacity to do so; (e) each party (if not a natural person) signing any document reviewed by us was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such document and such document has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; (f) the Registration Statement, and any further amendments thereto will become effective and comply with all applicable laws; and (g) the Warrants, the Warrant Shares, the Exchange Shares, and the Selling Securityholder Shares have been, or will be, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.
In rendering the opinions set forth in paragraph (3) below, we have assumed that (a) at the time of the issuance, sale and delivery of any of the Warrant Shares and the Exchange Shares, the Certificate of Incorporation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (b) at the time of conversion or exchange of the Warrant Shares and the Exchange Shares, as applicable, there will be a sufficient number of shares of Class A Common Stock authorized and then available for issuance under the Certificate of Incorporation as then in effect.

Hagerty, Inc. December 21, 2022 Page Three
Based upon, subject to and limited by the foregoing and the other qualifications and limitations set forth herein, we are of the opinion and so advise you that:
1.The Selling Securityholder Shares are validly issued, fully paid and non-assessable.
2.The Warrants constitute valid and legally binding obligations of the Company.
3.The Warrant Shares and the Exchange Shares will be validly issued, fully paid and non-assessable when: (a) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act and (b) certificates representing such Warrant Shares and Exchange Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the exercise price or, if any such Warrant Shares or Exchange Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares or Exchange Shares to, with respect to the Warrant Shares, the purchasers thereof against payment of the exercise price therefor, and, with respect to the Exchange Shares, in exchange for the OpCo Units or shares of Class V Common Stock and OpCo Units, all in accordance with the Warrants, the Warrant Agreements, and the Exchange Agreements, as applicable.
The above opinions are limited in all respects to the General Corporation Law of the State of Delaware and the laws of the State of New York. We do not express any opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.
The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Warrants, the Warrant Shares, the Exchange Shares, or the Selling Securityholder Shares may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, including principles that may limit enforceability of indemnification, contribution or similar provisions, concepts of materiality, reasonableness, good faith and fair dealing, the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.
We express no opinion as to any provision of any instrument, agreement or other document (a) regarding severability of the provisions thereof; or (b) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.
Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Warrants, the Warrant Shares, the Exchange Shares, the Selling Securityholder Shares or the Registration Statement. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Hagerty, Inc. December 21, 2022 Page Four
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)